UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

PINNACLE FOODS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35844	35-2215019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Jefferson Road, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 541-6620

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2017, Pinnacle Foods Finance LLC (the “Borrower”) entered into the Fifth Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of April 29, 2013 (as amended by the First Amendment thereto, dated as of October 1, 2013, the Second Amendment thereto, dated as of January 15, 2016, the Third Amendment thereto, dated as of July 19, 2016, and the Fourth Amendment thereto, dated as of July 26, 2016, the “Existing Credit Agreement”), among the Borrower, Peak Finance Holdings LLC, a Delaware limited liability company, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender, to (1) refinance all of the Borrower’s outstanding term loans with a new tranche of seven-year term loans in an aggregate principal amount of $2,262,000,000 (the “New Term Loans”), (2) replace the Borrower’s existing revolving credit facility with a new five-year $225,000,000 revolving credit facility (the “New Revolving Credit Facility and, collectively with the New Term Loans, the “New Credit Facilities”) and (3) amend and restate the Existing Credit Agreement in its entirety to make certain other amendments and modifications (as so amended and restated, the “Third Amended and Restated Credit Agreement”).

The interest rates applicable to loans under the New Credit Facilities are, at the Borrower’s option, equal to either a LIBOR rate or a base rate, plus an applicable margin equal to 2.00% for LIBOR rate loans and 1.00% for base rate loans. The New Credit Facilities are also subject to an interest rate floor of 0.00% for LIBOR rate loans and 1.00% for base rate loans. Unused commitments under the New Revolving Credit Facility are subject to a commitment fee of 0.30% per annum.

The New Credit Facilities are secured by the same collateral and guaranteed by the same guarantors as under the Existing Credit Agreement. Certain covenants under the Existing Credit Agreement were amended to provide for greater operational and financial flexibility to the Borrower and certain other minor or conforming amendments were made.

The proceeds of the initial funding under the New Term Loans were used to prepay the Borrower’s term loans (along with all outstanding and accrued interest and fees) and to pay certain transaction fees and expenses, and the proceeds of the New Revolving Credit Facility will be available for working capital, capital expenditures, general corporate purposes and other purposes not prohibited under the Third Amended and Restated Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Fifth Amendment to the Second Amended and Restated Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Fifth Amendment, dated as of February 3, 2017, to the Second Amended and Restated Credit Agreement, dated as of April 29, 2013, by and among the Borrower, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.

10.2	Third Amended and Restated Credit Agreement, dated as of February 3, 2017, by and among the Borrower, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FOODS INC.

By:	/s/ Craig Steeneck
	Name:	Craig Steeneck
	Title:	Executive Vice President and Chief Financial Officer

Date: February 3, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Fifth Amendment, dated as of February 3, 2017, to the Second Amended and Restated Credit Agreement, dated as of April 29, 2013, by and among the Borrower, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.

10.2	Third Amended and Restated Credit Agreement, dated as of February 3, 2017, by and among the Borrower, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.